EXHIBIT 5

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                ATTORNEYS AT LAW
                          NEW RIVER CENTER /bullet/ SUITE 1900
                           200 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                            TELEPHONE (954) 763-1200
                              MIAMI (305) 940-7847
                         WEST PALM BEACH (561) 737-2627
                            FACSIMILE (954) 766-7800

                                    --------

                                MAILING ADDRESS:
                              POST OFFICE BOX 14610
                       FORT LAUDERDALE, FLORIDA 33302-4610

                                 April 24, 1997

CompScript, Inc.
1225 Broken Sound Parkway, N.W.

Suite A
Boca Raton, FL  33481

RE:      REGISTRATION STATEMENT ON FORM S-8 - COMPSCRIPT, INC. -
         COMMON STOCK ISSUED PURSUANT TO AN AGREEMENT WITH ADVISORS

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by CompScript, Inc. (the "Company") of an aggregate of 330,000 shares of Common Stock, par value $.0001 per share (the "Common Stock"), issued pursuant to Agreements with Shulman & Associates, Inc. and L.T. Lawrence & Co., Inc. (collectively the "Agreements").

         In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreements, the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we


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                                                 CompScript, Inc.
                                                  April 24, 1997

                                                     Page 2

have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock when issued in accordance with the terms of the Agreements, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                    /S/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.
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